                                                                                                                       EXHIBIT 12.1
                                                         SOUTHWEST GAS CORPORATION
                                           COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                           (Thousands of dollars)


                                                                             For the Twelve Months Ended
                                                   --------------------------------------------------------------------------------
                                                     June 30,                          December 31,
                                                                -------------------------------------------------------------------
Continuing operations                                  1999          1998          1997         1996          1995         1994
                                                   ------------ ------------- ------------- ------------ ------------- ------------
     1. Fixed charges:
        A) Interest expense                        $    61,182  $     63,416  $     63,247  $    54,674  $     52,844  $    48,688
        B) Amortization                                  1,301         1,243         1,164        1,494         1,569        1,426
        C) Interest portion of rentals                   7,991         7,531         6,973        6,629         4,435        4,743
        D) Preferred securities distributions            5,475         5,475         5,475        5,475           913            -
                                                   ------------ ------------- ------------- ------------ ------------- ------------
            Total fixed charges                    $    75,949  $     77,665  $     76,859  $    68,272  $     59,761  $    54,857
                                                   ============ ============= ============= ============ ============= ============

     2. Earnings (as defined):
        E) Pretax income from
           continuing operations                   $    71,599  $     83,951  $     21,328  $    10,448  $      3,493  $    38,119
        Fixed Charges (1. above)                        75,949        77,665        76,859       68,272        59,761       54,857
                                                   ------------ ------------- ------------- ------------ ------------- ------------
            Total earnings as defined              $   147,548  $    161,616  $     98,187  $    78,720  $     63,254  $    92,976
                                                   ============ ============= ============= ============ ============= ============

                                                          1.94          2.08          1.28         1.15          1.06         1.69
                                                   ============ ============= ============= ============ ============= ============


                                                                             For the Twelve Months Ended
                                                   --------------------------------------------------------------------------------
                                                     June 30,                          December 31,
Adjusted for interest allocated to                              -------------------------------------------------------------------
discontinued operations                                1999          1998          1997         1996          1995         1994
                                                   ------------ ------------- ------------- ------------ ------------- ------------
     1. Fixed charges:
        A) Interest expense                        $    61,182  $     63,416  $     63,247  $    54,674  $     52,844  $    48,688
        B) Amortization                                  1,301         1,243         1,164        1,494         1,569        1,426
        C) Interest portion of rentals                   7,991         7,531         6,973        6,629         4,435        4,743
        D) Preferred securities distributions            5,475         5,475         5,475        5,475           913            -
        E) Allocated interest [1]                            -             -             -            -         9,636        7,874
                                                   ------------ ------------- ------------- ------------ ------------- ------------
            Total fixed charges                    $    75,949  $     77,665  $     76,859  $    68,272  $     69,397  $    62,731
                                                   ============ ============= ============= ============ ============= ============

     2. Earnings (as defined):
        F) Pretax income from
           continuing operations                   $    71,599  $     83,951  $     21,328  $    10,448  $      3,493  $    38,119
        Fixed Charges (1. above)                        75,949        77,665        76,859       68,272        69,397       62,731
                                                   ------------ ------------- ------------- ------------ ------------- ------------
            Total earnings as defined              $   147,548  $    161,616  $     98,187  $    78,720  $     72,890  $   100,850
                                                   ============ ============= ============= ============ ============= ============

     3. Ratio of earnings to fixed charges                1.94          2.08          1.28         1.15          1.05         1.61
                                                   ============ ============= ============= ============ ============= ============

[1] Represents allocated interest through the period ended December 31, 1995.
Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                                                                                                                       EXHIBIT 12.1
                                                         SOUTHWEST GAS CORPORATION
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                          (Thousands of dollars)

                                                                          For the Twelve Months Ended
                                             --------------------------------------------------------------------------------------
                                               June 30,                           December 31,
                                                            -----------------------------------------------------------------------
Continuing operations                            1999           1998           1997           1996          1995          1994
                                             -------------- ------------- -------------- ------------- -------------- -------------
    1. Combined fixed charges:
       A) Total fixed charges                $      75,949  $     77,665  $      76,859  $     68,272  $      59,761  $     54,857
       B) Preferred dividends [1]                        -             -              -             -            404           826
                                             -------------- ------------- -------------- ------------- -------------- -------------
         Total fixed charges and
            preferred dividends              $      75,949  $     77,665  $      76,859  $     68,272  $      60,165  $     55,683
                                             ============== ============= ============== ============= ============== =============

    2. Earnings                              $     147,548  $    161,616  $      98,187  $     78,720  $      63,254  $     92,976
                                             ============== ============= ============== ============= ============== =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                        1.94          2.08           1.28          1.15           1.05          1.67
                                             ============== ============= ============== ============= ============== =============


                                                                          For the Twelve Months Ended
                                             --------------------------------------------------------------------------------------
                                               June 30,                           December 31,
Adjusted for interest allocated to                          -----------------------------------------------------------------------
discontinued operations                           1999          1998           1997           1996          1995          1994
                                             -------------- ------------- -------------- ------------- -------------- -------------
    1. Combined fixed charges:
       A) Total fixed charges                $      75,949  $     77,665  $      76,859  $     68,272  $      69,397  $     62,731
       B) Preferred dividends [1]                        -             -              -             -            404           826
                                             -------------- ------------- -------------- ------------- -------------- -------------
         Total fixed charges and
            preferred dividends              $      75,949  $     77,665  $      76,859  $     68,272  $      69,801  $     63,557
                                             ============== ============= ============== ============= ============== =============

    2. Earnings                              $     147,548  $    161,616  $      98,187  $     78,720  $      72,890  $    100,850
                                             ============== ============= ============== ============= ============== =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                        1.94          2.08           1.28          1.15           1.04          1.59
                                             ============== ============= ============== ============= ============== =============


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.
